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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2022

Talkspace, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39314	84-4636604
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address Not Applicable		Address Not Applicable
(Address of principal executive offices)		(Zip Code)

(212) 284-7206

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TALK	Nasdaq Global Select Market
Warrants to purchase common stock	TALKW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 9, 2022, the Board of Directors (the “Board”) of Talkspace, Inc. (the “Company”) approved the grant of an equity award (the “Award”) under the Company’s 2021 Incentive Award Plan (the “Plan”) to Douglas Braunstein for his continued services as interim Chief Executive Officer. The Award is composed of (i) a non-qualified stock option to purchase 640,000 shares of the Company’s common stock (“Common Stock”) and (ii) a restricted stock unit award with respect to 1,650,000 shares of the Company’s Common Stock. The Award shall vest and become exercisable (as applicable) with respect to 50% of the underlying shares on May 15, 2022, and, with respect to the remaining 50% of the underlying shares, in six equal monthly installments on each of the first six monthly anniversaries of May 15, 2022 (such that the Award shall be fully vested on November 15, 2022), subject to Mr. Braunstein’s continued service as interim CEO through the applicable vesting date. Additionally, in the event of a Change in Control (as defined in the Plan) prior to November 15, 2022, any unvested portion of the Award will accelerate and vest in full, subject to Mr. Braunstein’s continued status as interim CEO until immediately prior to the occurrence of such Change in Control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Talkspace, Inc.

Date:	May 11, 2022	By:	/s/ Jennifer Fulk
Jennifer Fulk Chief Financial Officer